                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) July 11, 2000
                                                          -------------



                          ELITE INFORMATION GROUP, INC.
           ----------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




          Delaware                     0-20034                41-1522214
----------------------------   ------------------------   -------------------
(State or Other Jurisdiction   (Commission File Number)    (I.R.S. Employer
    of Incorporation or                                   Identification No.)
       Organization)

                            5100 West Goldleaf Circle
                          Los Angeles, California 90056
           -----------------------------------------------------------
                     (Address of Principal Executive Offices
                               Including Zip Code)


                                 (323) 642-5200
           ----------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
           ----------------------------------------------------------
              (Former name or address, if changed from last report)




                                    1 of 21

                  Filed herewith are the financial statements and pro forma financial information required to be filed by Item 7 of Form 8-K in connection with the Company's acquisition, through its wholly-owned subsidiary, LMI Acquisition Corporation, of all the outstanding capital stock of Law Manager, Inc., ("LMI"), as reported in the Current Report on Form 8-K, filed with the Commission on July 21, 2000, to which this Amendment No. 1 relates:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements of Business Acquired

         Report of Independent Accountants

         Balance Sheet of Law Manager, Inc. at December 31, 1999

         Statement of Operations of Law Manager, Inc. for the year ended December 31, 1999

         Statement of Changes in Stockholders' Equity of Law Manager, Inc. for the year ended December 31, 1999

         Statement of Cash Flows of Law Manager, Inc. for the year ended December 31, 1999

         Notes to Financial Statements of Law Manager, Inc. for the year ended December 31, 1999

         Balance Sheet of Law Manager, Inc. at March 31, 2000 (Unaudited)

         Statement of Operations of Law Manager, Inc. for the three months ended March 31, 2000 (Unaudited)

         Statement of Changes in Stockholders' Equity of Law Manager, Inc. for the three months ended March 31, 2000 (Unaudited)

         Statement of Cash Flows of Law Manager, Inc. for the three months ended March 31, 2000 (Unaudited)

         Notes to Financial Statements of Law Manager, Inc. for the three months ended March 31, 2000 (Unaudited)

(b)      Pro Forma Financial Information

         Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information

         Unaudited Pro Forma Condensed Consolidated Balance Sheet of Elite Information Group, Inc. and Law Manager, Inc. at March 31, 2000

         Unaudited Pro Forma Condensed Consolidated Statement of Operations of Elite Information Group, Inc. and Law Manager, Inc. for the three months ended March 31, 2000

         Unaudited Pro Forma Condensed Consolidated Statement of Operations of Elite Information Group, Inc. and Law Manager, Inc. for the year ended December 31, 1999

         Notes to Unaudited Pro Forma Condensed Consolidated Financial
         Information

(c)      Exhibits

         Consent of PricewaterhouseCoopers LLP  (Page 4 herein)




                                    2 of 21

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 25, 2000

                              ELITE INFORMATION GROUP, INC.




                              By:   /s/ Barry D. Emerson
                                    -----------------------------------------
                                    Barry D. Emerson, Vice President, Treasurer,
                                    Chief Financial Officer










                                    3 of 21

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form S-8 (File Nos. 333-42906, 333-42900, 333-29473, 33-93052, 33-85924, 33-81130, 33-48855,
33-69418) of Elite Information Group, Inc., our report dated June 12, 2000 relating to the financial statements of Law Manager, Inc. which appears in the Current report on Form 8-K of Elite Information Group, Inc. dated July 11, 2000.



/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 21, 2000


                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders of
    Law Manager, Inc.:

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of Law Manager, Inc. (the Company) at December 31, 1999 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 12, 2000




                                    4 of 21

Law Manager, Inc.
Balance Sheet
December 31, 1999

-------------------------------------------------------------------------------------

                                     Assets
Current assets:
  Cash                                                                     $   25,180
  Accounts receivable, less an allowance of $146,000                        3,067,966
  Unbilled receivables                                                        854,902
  Other current assets                                                         33,078
                                                                           ----------

          Total current assets                                              3,981,126

  Property and equipment, less accumulated depreciation                       138,575
  Other assets                                                                  2,662
                                                                           ----------

          Total assets                                                     $4,122,363
                                                                           ----------

                        Liabilities and Stockholders' Equity

Current liabilities:
  Capital leases, current portion                                          $   21,619
  Accounts payable                                                             44,703
  Accrued expenses                                                             80,891
  Sales taxes payable                                                         195,358
  Deferred revenue                                                            289,347
                                                                           ----------

          Total current liabilities                                           631,918

Capital leases, net of current portion                                         27,521
                                                                           ----------

          Total liabilities                                                   659,439
                                                                           ----------

Commitments

Common stock, $0.50 par value; 10,000 shares authorized
   and 2,000 shares outstanding                                                 1,000
Retained earnings                                                           3,461,924
                                                                           ----------

          Total stockholders' equity                                        3,462,924
                                                                           ----------

          Total liabilities and stockholders' equity                       $4,122,363
                                                                           ----------


   The accompanying notes are an integral part of these financial statements.




                                    5 of 21

Law Manager, Inc.
Statement of Operations
For The Year Ended December 31, 1999

-------------------------------------------------------
Revenue:
   Software license revenues                $ 1,384,959
   Service revenues                           4,746,013
                                            -----------

            Total revenue                     6,130,972
                                            -----------

Costs and expenses:
   Costs of sales and direct operating        2,615,790
   Research and development                     299,372
   Sales, marketing and administrative          449,943
   Bad debt expense                             238,180
   Depreciation and amortization                 58,631
                                            -----------

                                              3,661,916
                                            -----------

Income from operations                        2,469,056
Interest income                                  27,191
Interest expense                                 (2,896)
                                            -----------

            Net income                      $ 2,493,351
                                            -----------


   The accompanying notes are an integral part of these financial statements.




                                    6 of 21

Law Manager, Inc.
Statement of Changes in Stockholders' Equity
For The Year Ended December 31, 1999

-----------------------------------------------------------------------------------------
                                  Common Stock                Retained
                             Shares           Amount          Earnings           Total

December 31, 1998               2,000      $     1,000      $ 2,394,159       $ 2,395,159

Net income                       --               --          2,493,351         2,493,351

Equity distributions             --               --         (1,425,586)       (1,425,586)
                          -----------      -----------      -----------       -----------

December 31, 1999               2,000      $     1,000      $ 3,461,924       $ 3,462,924
                          -----------      -----------      -----------       -----------




   The accompanying notes are an integral part of these financial statements.




                                    7 of 21

Law Manager, Inc.
Statement of Cash Flows
For The Year Ended December 31, 1999

----------------------------------------------------------------------------
Cash flows from operating activities:
   Net income                                                    $ 2,493,351
   Adjustments to reconcile net income to net cash provided
       by operations:
     Depreciation and amortization expense                            58,631
     Bad debt expense                                                238,180
     Change in operating assets and liabilities:
       Accounts receivable and unbilled receivables               (1,885,133)
       Other current assets and other assets                         (31,921)
       Accounts payable                                                2,501
       Accrued expenses                                              (83,471)
       Deferred revenue                                              217,941
       Sales taxes                                                   172,524
                                                                 -----------

            Net cash provided by operating activities              1,182,603
                                                                 -----------

Cash flows from investing activities:
   Purchase of property and equipment                                (61,047)
                                                                 -----------

            Net cash used in investing activities                    (61,047)
                                                                 -----------

Cash flows from financing activities:
   Shareholder distributions                                      (1,425,586)
   Repayment of capital leases                                       (14,130)
                                                                 -----------

            Net cash used in financing activities                 (1,439,716)
                                                                 -----------

Net decrease in cash and cash equivalents                           (318,160)

Cash and cash equivalents, beginning of year                         343,340
                                                                 -----------

Cash and cash equivalents, end of year                           $    25,180
                                                                 -----------



   The accompanying notes are an integral part of these financial statements.




                                    8 of 21

LAW MANAGER, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1999


1.   NATURE OF BUSINESS

     Law Manager, Inc. ("LMI" or the "Company") is a leading provider of premier information systems for the legal industry. With over 15 years of experience, LMI manages and implements data conversions and applicable customization.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS
     The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents and marketable securities are stated at amortized cost plus accrued interest, which approximates fair value. Cash equivalents and marketable securities consist primarily of money market instruments and U.S. Treasury bills.

     CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS
     Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. To minimize risk, ongoing credit evaluations of customers' financial condition are performed, although collateral generally is not required. At December 31, 1999, one customer accounted for 24% of gross accounts receivable. For the year ended December 31, 1999, two customers accounted for 13% and 12% of total revenue, respectively.

     PROPERTY AND EQUIPMENT
     Property and Equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Property and equipment held under capital leases, which involve a transfer of ownership, are amortized over the estimated useful life of the asset. Other property and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation is removed from the accounts and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

     REVENUE RECOGNITION
     The Company's revenue is derived from primarily two sources: (i) software license revenue, derived primarily from software licenses to end users, and
     (ii) service revenue, derived primarily from providing support and maintenance, education and consulting services to end users.

     Revenue from contracts requiring a significant amount of program modification or customization, installation, system integration and/or related services are recognized based upon the estimated percentage of completion. Changes in estimated costs during the course of a contract are reflected in the period in which the facts become known. Additional software licenses are generally recognized upon the signing of a contract and delivery of the product, provided that no uncertainties regarding customer acceptance exist and collection of the related receivable is probable. Revenue from support and maintenance is recognized ratably over the contractual period.




                                    9 of 21

     INCOME TAXES
     The Company is organized as an S Corporation. As such, the income, losses, and credits are passed to the shareholders and are included in their respective personal income tax returns. No federal income taxes are payable at the corporate level and, therefore, none have been provided for in these financial statements. For those states and jurisdictions that do not recognize the S Corporation election, the Corporation provides for income taxes payable in these areas.


3.   PROPERTY AND EQUIPMENT

     Property and equipment for the year ended December 31, 1999 consists of the following:


                                                        Estimated
                                                        Useful Life   1999
                                                        ----------- --------
     Computer equipment                                     3-5     $278,965
     Furniture and equipment                                 7        67,440
     Leasehold improvements                                  3        15,577
                                                                    --------

                                                                     361,982
     Less accumulated depreciation and amortization                 (223,407)
                                                                    --------

                                                                    $138,575
                                                                    --------

     Amortization of property and equipment under capital leases totaled $14,129 for the year ended December 31, 1999.



4.   LINE OF CREDIT

     In June 1999, the Company entered into an agreement with a bank that provides for a $150,000 revolving line of credit for working capital purposes. Borrowings under the revolving line of credit are collateralized by the assets of the Company. During 1999, no amounts were outstanding under the line of credit.

5.   SAVINGS PLAN

     The Company maintains a profit-sharing savings plan that covers substantially all employees. The Company contributes a maximum of 15% of the annual salaries and wages of participating employees, subject to certain limitations. The Plan assets are invested in various mutual funds. Company contributions for the year ended 1999 totaled approximately $131,000.

6.   COMMITMENTS

     The Company leases its office space under a noncancelable operating lease. Total expense under this operating lease was approximately $50,000 for the year ended December 31, 1999.

     The Company leases certain office equipment under noncancelable capital leases with three year lease terms and various interest rates ranging from 2% to 4%.




                                    10 of 21

     Future minimum lease payments under capital leases and noncancelable operating leases at December 31, 1999 are as follows:


                                                    Operating   Capital
     Year ending December 31,                         Leases    Leases

              2000                                   $ 47,652  $ 26,089
              2001                                               24,116
              2002                                                9,063
                                                     --------  --------

                                                     $ 47,652    59,268
                                                     --------
     Less portion representing interest                          10,128
                                                               --------

                                                               $ 49,140
                                                               --------

     As of December 31, 1999 LMI has recorded a reserve of approximately $195,000 for sales taxes. This amount consists of estimated sales taxes of $130,000 due to a number of states and estimated interest and fines for late filing totaling approximately $65,000.


7.   SUBSEQUENT EVENT

     On July 11, 2000, the Company completed the sale of all outstanding capital stock of Law Manager, Inc., subject to future purchase price adjustments, to Elite Information Group, a publicly traded company.




                                    11 of 21

Law Manager, Inc.
Balance Sheet
March 31, 2000

                                                                                           Unaudited
-----------------------------------------------------------------------------------------------------

                                           Assets
Cash                                                                                       $2,096,295
Accounts receivable, less an allowance of $134,000                                          1,640,800
Unbilled receivables                                                                          897,326
Other current assets                                                                           21,399
                                                                                           ----------

Total current assets                                                                        4,655,820

Property and equipment, less accumulated depreciation                                         128,304
                                                                                           ----------

Total assets                                                                               $4,784,124
                                                                                           ----------

                                 Liabilities and Stockholders' Equity

Capital leases, current portion                                                            $   21,619
Accounts payable                                                                               42,540
Accrued expenses                                                                              108,314
Sales taxes payable                                                                           236,776
Deferred revenue                                                                              250,774
                                                                                           ----------

Total current liabilities                                                                     660,023

Capital leases, net of current portion                                                         23,296
                                                                                           ----------

Total liabilities                                                                             683,319
                                                                                           ----------

Commitments

Common stock, $0.50  par value; 10,000 shares
authorized and 2,000 outstanding                                                                1,000

Retained earnings                                                                           4,099,805
                                                                                           ----------

Total stockholders' equity                                                                  4,100,805
                                                                                           ----------

Total liabilities and stockholders' equity                                                 $4,784,124
                                                                                           ----------



   The accompanying notes are an integral part of these financial statements.




                                    12 of 21

Law Manager, Inc.
Statement of Operations
For The Three Months Ended March 31, 2000

                                           Unaudited
----------------------------------------------------

Revenue:
     Software license revenues           $    83,766
     Service revenues                      1,483,277
                                         -----------

Total revenue                              1,567,043
                                         -----------

Costs and expenses:
Costs of sales and direct operating          509,917
Research and development                      74,843
Sales, marketing and administrative          136,164
Bad debt expense                               3,012
Depreciation and amortization                 14,816
                                         -----------

                                             738,752
                                         -----------

Income from operations                       828,291
Interest income                               10,347
Interest expense                                (757)
                                         -----------

Net income                               $   837,881
                                         -----------


   The accompanying notes are an integral part of these financial statements.




                                    13 of 21

Law Manager, Inc.
Statement of Changes in Stockholders' Equity
For The Three Months Ended March 31, 2000

                                                                                 Unaudited
------------------------------------------------------------------------------------------

                                 Common Stock                Retained
                            Shares           Amount          Earnings            Total
                          -----------      -----------      -----------       -----------

December 31, 1999               2,000      $     1,000      $ 3,461,924       $ 3,462,924

Net income                       --               --            837,881           837,881

Equity distributions             --               --           (200,000)         (200,000)
                          -----------      -----------      -----------       -----------

March 31, 2000                  2,000      $     1,000      $ 4,099,805       $ 4,100,805
                          -----------      -----------      -----------       -----------


   The accompanying notes are an integral part of these financial statements.




                                    14 of 21

Law Manager, Inc.
Statement of Cash Flows
For The Three Months Ended March 31, 2000

                                                                      Unaudited
-------------------------------------------------------------------------------

Cash flows from operating activities:
   Net income                                                    $   837,881
   Adjustments to reconcile net income to net cash provided
       by operations:
     Depreciation and amortization expense                            14,816
     Bad debt expense                                                  3,012
     Change in operating assets and liabilities:
       Accounts receivable and unbilled receivables                1,381,730
       Other current assets and other assets                          14,341
       Accounts payable                                               (2,163)
       Accrued expenses                                               27,423
       Deferred revenue                                              (38,573)
       Sales taxes                                                    41,418
                                                                 -----------

            Net cash provided by operating activities              2,279,885
                                                                 -----------

Cash flows from investing activities:
   Purchase of property and equipment                                 (4,545)
                                                                 -----------

            Net cash used in investing activities                     (4,545)
                                                                 -----------

Cash flows from financing activities:
   Shareholder distributions                                        (200,000)
   Repayment of capital leases                                        (4,225)
                                                                 -----------

            Net cash used in financing activities                   (204,225)
                                                                 -----------

Net increase in cash and cash equivalents                          2,071,115

Cash and cash equivalents, beginning of period                        25,180
                                                                 -----------

Cash and cash equivalents, end of period                         $ 2,096,295
                                                                 -----------


   The accompanying notes are an integral part of these financial statements.




                                    15 of 21

LAW MANAGER, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2000


1.   BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with Regulation S-X. Accordingly, certain information and footnotes required by generally accepted accounting principles are not included herein. These interim financial statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 1999, included herein.

     The financial statements of the Company include all adjustments of a normal recurring nature which, in the opinion of management, are necessary for a fair presentation of financial position as of March 31, 2000 and results of operations and cash flows for the interim period presented. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of the results to be expected for the entire year.

2.   LINE OF CREDIT

     On June 29, 2000, the Company's $150,000 revolving line of credit expired and was not renewed.





                                    16 of 21

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


On July 11, 2000, Elite Information Group, Inc. (the "Company"), through its wholly-owned subsidiary, LMI Acquisition Corporation ("LMAC"), acquired all of the outstanding capital stock of Law Manager, Inc. ("LMI"), pursuant to a Stock Purchase Agreement, dated as of July 7, 2000, by and between the Company, LMAC, LMI and Nicholas Puschak and Davood Tashayyod, as the sole shareholders of LMI. The aggregate consideration paid by the Company in exchange for all of the outstanding capital stock of LMI consists of the following: (1) an initial closing payment of $10,850,000 plus or minus certain working capital payments and other adjustments to be determined after closing; and (2) payment of an additional $4,000,000 over a three year period commencing on the first anniversary of closing (subject to forfeiture or reduction if certain employees resign or are terminated for cause during the three year period and LMI fails to meet certain revenue targets). The acquisition is to be accounted for using the purchase method of accounting. The purchase price will be allocated to the estimated fair value of assets acquired and liabilities assumed. The estimated fair value of the assets acquired and liabilities assumed approximated the historical cost basis, and the preliminary purchase price allocation indicates goodwill and identifiable intangible assets of approximately $6,260,000, after write-off of purchased in process research and development costs of approximately $1,000,000, which the Company estimates will be amortized over an average life of approximately 10 years. The consideration paid to date by the Company has been funded by the Company's existing cash reserves. The $4,000,000 additional portion of the purchase price will be accounted for as contingent purchase consideration upon resolution of the future performance requirements.

The following unaudited pro forma condensed consolidated balance sheet assumes that the acquisition of LMI was consummated as of March 31, 2000 and presents a preliminary allocation of the purchase price over historical net book values and is for illustrative purposes only. Actual fair values will be based on financial information as of the acquisition date. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1999 and the three months ended March 31, 2000 give effect to the acquisition as if it had occurred on January 1, 1999.

The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results that would have occurred if the acquisition had occurred as of the beginning of the periods presented and should not be construed as being representative of future operating results or financial position.

A nonrecurring charge for purchased in process research and development costs totaling approximately $1,000,000 will be included in the consolidated statement of operations of the Company during the quarterly period ending September 30, 2000. No income tax benefit will be recorded for this charge. These costs were not considered in the accompanying unaudited pro forma condensed consolidated statements of operations for the periods ended December 31, 1999 or March 31, 2000.




                                   17 of 21

ELITE INFORMATION GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2000
(IN THOUSANDS)

                                                            ELITE
                                                         INFORMATION   LAW MANAGER,    PRO FORMA      PRO FORMA
                                                         GROUP, INC.       INC.       ADJUSTMENTS    CONSOLIDATED
                                                       ----------------------------------------------------------
ASSETS
   Current assets:
      Cash                                                  33,582         2,096      (10,850)(1)       24,828
      Accounts receivable, net                              19,589         1,642                        21,231
      Unbilled receivables                                       0           897                           897
      Deferred income taxes                                  3,699             0                         3,699
      Other current assets                                     663            21                           684
                                                           -------       -------      -------          -------
           Total current assets                             57,533         4,656      (10,850)          51,339


      Property and equipment, net                            2,799           128                         2,927
      Software costs                                           583             0                           583
      Intangible assets                                      3,340             0      6,260(2),(3),(5)   9,600
      Other assets                                             188             0                           188
                                                           -------       -------      -------          -------
           Total assets                                     64,443         4,784       (4,590)          64,637
                                                           =======       =======      =======          =======

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities
      Capital leases, current                                    0            22                            22
      Accounts payable                                       5,490            43                         5,533
      Accrued compensation                                   2,320             0                         2,320
      Accrued expenses                                       3,859           108          511(3)         4,478
      Sales tax payable                                          0           236                           236
      Income taxes payable                                   1,828             0                         1,828
      Deferred revenue                                      14,674           251                        14,925
                                                           -------       -------      -------          -------
           Total current liabilities                        28,171           660          511           29,342


      Deferred income taxes                                    804             0                           804
      Other liabilities                                          7             0                             7
      Capital leases, net of current portion                     0            23                            23
                                                           -------       -------      -------          -------
           Total liabilities                                28,982           683          511           30,176

   Common stock                                                 94             1           (1)(4)           94
   Paid in capital                                          39,162             0                        39,162
   Less treasury stock at cost                              (4,219)            0                        (4,219)
   Retained earnings                                           424         4,100       (5,100)(4),(5)     (576)
                                                           -------       -------      -------          -------
           Total stockholders' equity                       35,461         4,101       (5,101)          34,461
                                                           -------       -------      -------          -------
           Total liabilities and stockholders' equity       64,443         4,784       (4,590)          64,637
                                                           =======       =======      =======          =======

   The accompanying notes are an integral part of these financial statements.




                                    18 of 21

ELITE INFORMATION GROUP, INC.
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2000
(IN THOUSANDS)




                                                             ELITE
                                                           INFORMATION   LAW MANAGER,   PRO FORMA     PRO FORMA
                                                           GROUP, INC.       INC.      ADJUSTMENTS   CONSOLIDATED
                                                           ------------------------------------------------------

Net revenue                                                 13,334         1,567                        14,901
                                                           -------       -------                       -------

Operating expenses:
  Costs of revenue                                           7,723           510                         8,233
  Research & development                                     1,321            75                         1,396
  Sales, marketing and administrative                        3,933           154          157(6)         4,244
                                                           -------       -------      -------          -------
   Total operating expenses                                 12,977           739          157           13,873

Operating income                                               357           828         (157)           1,028
Interest income, net                                           445            10         (176)(7)          279
                                                           -------       -------      -------          -------

Income from continuing operations before income taxes          802           838         (333)           1,307

Income tax provision                                          (365)            0         (202)(8)         (567)
                                                           -------       -------      -------          -------

Net income                                                     437           838         (535)             740
                                                           =======       =======      =======          =======


Net income per share
  Basic                                                    $  0.05                                     $  0.09
  Diluted                                                  $  0.05                                     $  0.08

Weighted average shares outstanding
  Basic                                                      8,492                                       8,492
  Diluted                                                    8,753                                       8,753


   The accompanying notes are an integral part of these financial statements.




                                    19 of 21

ELITE INFORMATION GROUP, INC.
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS)




                                                            ELITE
                                                          INFORMATION   LAW MANAGER,   PRO FORMA      PRO FORMA
                                                           GROUP, INC.     INC.       ADJUSTMENTS   CONSOLIDATED
                                                          ------------------------------------------------------

Net revenue                                                 59,266         6,131                        65,397
                                                           -------       -------                       -------

Operating expenses:
  Costs of revenue                                          33,943         2,616                        36,559
  Research & development                                     4,377           299                         4,676
  Sales, marketing and administrative                       15,319           747          626(6)        16,692
                                                           -------       -------      -------          -------
   Total operating expenses                                 53,639         3,662          626           57,927

Operating income                                             5,627         2,469         (626)           7,470
Loss on disposition of non-strategic business unit            (295)            0                          (295)
Interest income, net                                         1,154            24         (705)(7)          473
                                                           -------       -------      -------          -------

Income from continuing operations before income taxes        6,486         2,493       (1,331)           7,648

Income tax provision                                        (2,692)            0         (465)(8)       (3,157)
                                                           -------       -------      -------          -------

Net income                                                   3,794         2,493       (1,796)           4,491
                                                           =======       =======      =======          =======

Net income per share
  Basic                                                    $  0.46                                     $  0.54
  Diluted                                                  $  0.44                                     $  0.52

Weighted average shares outstanding
  Basic                                                      8,305                                       8,305
  Diluted                                                    8,584                                       8,584


   The accompanying notes are an integral part of these financial statements.




                                    20 of 21

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                             (AMOUNTS IN THOUSANDS)


The pro forma adjustments give effect to the acquisition of LMI as if the transaction was consummated on March 31, 2000. The pro forma balance sheet adjustments are as follows:

(1)  To reflect the $10,850 cash consideration paid for LMI.

(2) To reflect goodwill and other identifiable intangible assets as a result of the acquisition as follows:

                  Initial cash consideration                                        $10,850
                  Estimated direct acquisition costs                                    511
                  Less net assets acquired                                           (4,101)
                  Less purchased in process research and development costs           (1,000)
                                                                                    -------
                  Estimated goodwill and intangible assets acquired                 $ 6,260

(3)  To reflect the accrual of the estimated direct acquisition costs of $511.

(4)  To eliminate the historical stockholders equity of LMI of $4,101.

(5) To record the reduction in equity as a result of the non-recurring charge for purchased in-process research and development costs of $1,000.

The pro forma consolidated statement of operations adjustments to give effect to the acquisition of LMI as if the acquisition occurred on January 1, 1999 are as follows:

(6) To reflect the amortization of goodwill and intangible assets created as a result of the acquisition as follows:

         Goodwill and                                          Annual           Amortization for the three
         Intangible Assets                  Average Lives     Amortization      months ended March 31, 2000
         ------------------                 -------------     ------------      ---------------------------
                  $6,260                    10 years          $626                      $157


(7) To reflect the reduction of interest income which results from the $10,850 cash consideration paid to LMI using a return on investment of 6.5%.

                                          Interest income reduction
                Annual interest           for the three months
                income reduction          ended March 31, 2000
                ----------------          -------------------------
                        $705                       $176

(8) To record a provision for income taxes for the results of operations of LMI and the income tax effect of the pro forma adjustments at a rate of 40.0%. This rate is based upon a Federal statutory rate equal to 34.0%, plus the estimated effect of state and local income taxes.




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